Exhibit 99.1

Greif Reports Fiscal Second Quarter 2026 Results
DELAWARE, Ohio (April 28, 2026) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced fiscal second quarter 2026 results.
On June 30, 2025, we entered into a definitive agreement to divest our containerboard business, including our CorrChoice sheet feeder system (the “Containerboard Business”), in an all-cash transaction for $1.8 billion to Packaging Corporation of America. The transaction closed as of August 31, 2025. As a result, the Containerboard Business was presented as discontinued operations beginning in the third quarter of 2025. Unless otherwise noted, the discussions and disclosure tables throughout this press release relate only to our continuing operations.
Effective October 1, 2025, our Integrated Solutions reportable segment was renamed Innovative Closure Solutions. Additionally, activities related to the purchase and sale of recycled fiber and the production and sale of adhesives used in paperboard products, which were previously reported within the Integrated Solutions reportable segment, are now reported within the Sustainable Fiber Solutions reportable segment. Likewise, activities related to production and sale of complimentary packaging products and services such as paints, linings and filling, that are used in or relate to our steel products and were previously reported within the Integrated Solutions reportable segment, are now reported within the Durable Metal Solutions reportable segment.
Fiscal Second Quarter 2026 Financial Highlights:
(all current period results are compared to the second quarter of 2025 and both periods reflect only continuing operations unless otherwise noted)
•Net income(1) decreased 32.3% to $12.6 million or $0.22 per diluted Class A share compared to net income of $18.6 million or $0.32 per diluted Class A share.
•Net income, excluding the impact of adjustments(2), increased 57.5% to $62.7 million or $1.10 per diluted Class A share compared to net income, excluding the impact of adjustments, of $39.8 million or $0.68 per diluted Class A share.
•Adjusted EBITDA(3) increased 7.5% to $156.8 million compared to Adjusted EBITDA of $145.9 million.
•Net cash provided by operating activities decreased by $5.8 million to a source of $116.6 million. Adjusted free cash flow(4) increased by $92.7 million to a source of $179.3 million. Adjusted free cash flow in the prior year includes contribution from the Containerboard Business and thus is not directly comparable to current year results.
•Total debt of $1,005.9 million decreased by $1,769.3 million primarily due to repayment of debt of approximately $1,864.0 million from the sales of the Containerboard Business and the timberlands business. Net debt(5) decreased by $1,802.7 million to $719.8 million. Our leverage ratio(6) decreased to 1.1x from 3.3x.
Strategic Actions and Announcements
•Achieved $75.0 million of run-rate cost optimization by the end of second quarter of fiscal 2026, which increased from the $65.0 million reported as of the end of the first quarter of fiscal 2026.
•Completed previously announced $150.0 million share repurchase program on April 15, 2026, repurchasing a final total of 1.8 million shares of Class A and 0.4 million shares of Class B.
•Refinanced long-term debt to 2031 through $500.0 million of Term Loans and $800.0 million of available capacity on a revolving line of credit. Debt secured at favorable rates given market volatility, with a quarter-to-date weighted-average interest rate of 3.14%.
•Completed 2026 Gallup Colleague Engagement Survey with over 98% participation and an aggregate score of 91st percentile which is world-class across manufacturing companies.

•Issued 17th Annual Sustainability Report available for review at https://www.greif.com/sustainability/. We encourage investors to review this report, which includes key milestones achieved in 2025 as well as an update on our progress towards our 2030 sustainability goals.
Commentary from CEO Ole Rosgaard
“Greif delivered a resilient second quarter in a continued soft industrial environment. Demand remains subdued, and our results reflect the reality of the markets we serve. That said, we executed well on the factors within our control.

Adjusted EBITDA increased 7.5% with margin expansion, and we generated strong adjusted free cash flow of $179 million reflecting disciplined operations and a structurally stronger cash generation profile.

We have also significantly strengthened our financial position. At 1.1x leverage, our balance sheet provides flexibility to invest in the business, return capital to shareholders, and navigate ongoing uncertainty from a position of strength.

Our strategy remains consistent. We are building for organic growth through operational execution, commercial discipline, and continuous improvement, while complementing that with targeted tuck-in M&A, where we will remain selective and focused on value.

We are not yet seeing a demand inflection, and geopolitical developments, including the ongoing conflict in the Middle East, continue to weigh on industrial activity. As a result, we are taking a more conservative outlook and managing the business accordingly, with a focus on cost control, cash generation, and disciplined execution.

The actions we have taken over the past year are strengthening Greif structurally. We are a more focused, more resilient, and more cash-generative company, better positioned to outperform through the cycle.”

(1)    Net income for the second quarter of 2026 includes a special charitable contribution recorded in SG&A expenses, which was allocated across the reporting segments and excluded from Adjusted EBITDA as part of other costs.
(2)    Adjustments that are excluded from net income and from earnings per diluted Class A share are acquisition and integration related costs, restructuring and other charges, non-cash asset impairment charges, non-cash pension settlement charges, debt extinguishment charges, (gain) loss on disposal of properties, plants and equipment, net, (gain) loss on disposal of businesses, net, and other costs.
(3)     Adjusted EBITDA is defined as net income, plus interest expense, net, plus non-cash pension settlement charges, plus debt extinguishment charges, plus other (income) expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring and other charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, net, plus (gain) loss on disposal of businesses, net, plus other costs.
(4)    Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for integration related Enterprise Resource Planning (ERP) systems and equipment, plus cash paid for taxes related to Containerboard Business divestment, plus cash paid for taxes related to Soterra Assets divestment, plus cash paid for other nonrecurring costs. The cash flows from Containerboard Business have not been segregated and are included within the adjusted free cash flow for comparative period.
(5)    Net debt is defined as total debt less cash and cash equivalents.
(6)    Leverage ratio for the periods indicated is defined as adjusted net debt divided by trailing twelve month EBITDA, each as calculated under the terms of the Company's Third Amended and Restated Credit Agreement dated as of February 27, 2026, filed separately as Exhibit 10.1 to the Company's Current Report on Form 8-K on March 5, 2026 (the "2026 Credit Agreement"). As calculated under the 2026 Credit Agreement, adjusted net debt was $667.6 million and $2,472.4 as of March 31, 2026 and April 30, 2025 respectively, and trailing twelve month credit agreement EBITDA was $586.4 million and $750.2 as of March 31, 2026 and April 30, 2025, respectively.
Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement, and should be read together with, our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Fiscal Second Quarter 2026 Segment Results:
(all current period results are compared to the second quarter of 2025 and both periods reflect only continuing operations unless otherwise noted)
Net sales are impacted mainly by the volume of products sold, selling prices and product mix, and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the fiscal second quarter of 2026 as compared to the prior year quarter for the business segments indicated.

Net Sales Impact	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Innovative Closure Solutions
Currency Translation	5.7%	7.8%	0.2%	7.5%
Volume	1.5%	(5.9)%	(10.0)%	(2.4)%
Selling Prices and Product Mix	(0.2)%	0.1%	1.6%	10.4%
Total Impact	7.0%	2.0%	(8.2)%	15.5%
Customized Polymer Solutions
Net sales increased by $22.3 million to $344.8 million primarily due to $18.3 million of positive foreign currency translation impacts and higher volumes.
Gross profit decreased by $2.7 million to $74.1 million. The decrease in gross profit was primarily due to higher raw material costs and higher manufacturing costs, partially offset by the same factors that impacted net sales.
Operating profit decreased by $15.3 million to $2.5 million primarily due to higher SG&A expenses and the same factors that impacted gross profit, partially offset by lower compensation expenses related to cost optimizations.
Adjusted EBITDA increased by $2.4 million to $45.8 million primarily due to the same factors that impacted net sales and lower compensation expenses related to cost optimizations.
Durable Metal Solutions
Net sales increased by $7.5 million to $380.4 million primarily due to primarily due to $29.0 million positive foreign currency translation impacts, partially offset by $22.0 million attributable to lower volumes.
Gross profit increased by $5.5 million to $89.3 million. The increase in gross profit was primarily due to the same factors that impacted net sales.
Operating profit decreased by $2.1 million to $39.0 million primarily due to higher SG&A expenses, partially offset by the same factors that impacted gross profit and lower compensation expenses related to cost optimizations.
Adjusted EBITDA increased by $11.6 million to $61.6 million primarily due to the same factors that impacted gross profit and lower compensation expenses related to cost optimizations.
Sustainable Fiber Solutions
Net sales decreased by $38.9 million to $321.8 million primarily due to $35.2 million attributable to lower volumes, and impacts from the Soterra Divestiture.
Gross profit decreased by $6.8 million to $71.3 million. The decrease in gross profit was primarily due to the same factors that impacted net sales, partially offset by lower raw material, transportation and manufacturing costs.
Operating loss increased by $8.0 million to $10.2 million primarily due to higher SG&A expenses and the same factors that impacted gross profit, partially offset by lower compensation expenses related to cost optimizations.
Adjusted EBITDA decreased by $5.5 million to $40.8 million primarily due to the same factors that impacted gross profit, partially offset by lower compensation expenses related to cost optimizations.
Innovative Closure Solutions
Net sales increased by $3.5 million to $25.8 million primarily due to higher average selling prices and positive foreign currency translation impact, partially offset by lower volumes.

Gross profit increased by $2.5 million to $12.3 million. The increase in gross profit was primarily due to the same factors that impacted net sales.
Operating profit increased by $0.1 million to $4.1 million primarily due to the same factors that impacted gross profit, partially offset by higher SG&A expenses.
Adjusted EBITDA increased by $2.4 million to $8.6 million primarily due to the same factors that impacted gross profit.
Tax Summary
During the second quarter, we recorded an income tax rate of 27.1 percent and a tax rate excluding the impact of adjustments of 25.5 percent. Income tax expense for interim periods is calculated using estimated annual effective tax rates applied to year to date earnings, which can result in quarter‑to‑quarter variability. For fiscal 2026, we expect our tax rate to range between 26.0 to 30.0 percent and our tax rate excluding adjustments to range between 28.0 to 32.0 percent.

Dividend Summary
On February 23, 2026, the Board of Directors declared quarterly cash dividends of $0.56 per share of Class A Common Stock and $0.84 per share of Class B Common Stock, resulting in a total dividend payment of approximately $31.9 million. Dividends were paid by April 1, 2026, to stockholders of record at the close of business on March 16, 2026.

Company Outlook
Our markets have now experienced a multi-year period of industrial contraction, and we have not identified any compelling demand inflection on the horizon. While we believe we are well positioned for an eventual recovery of the industrial economy, at this time we believe it is appropriate to continue to provide only low-end guidance based on the continuing demand trends reflected, both in the current year and in the past year, and current price/cost factors. As a result of current and anticipated consequences of the Middle East conflict, we have reduced our low-end annual Adjusted EBITDA guidance. Call-in details are provided below.

(in millions)	Fiscal 2026 Low-End Guidance Estimate Reported at Q2
Adjusted EBITDA	$610
Adjusted free cash flow	$315
Note: Our fiscal 2026 low-end guidance estimates of Adjusted EBITDA and Adjusted free cash flow and our estimated tax rate and tax rate excluding the impact of adjustments contain forward-looking statements and actual results may differ materially as a result of known and unknown uncertainties and risks, including those set forth below under the heading “Forward-Looking Statements.” In addition, these forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations to their most directly comparable GAAP financial measures, forecasted net income in the case of Adjusted EBITDA and forecasted net cash provided by operating activities in the case of Adjusted free cash flow, due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations, such as gains or losses on the disposal of businesses or properties, plants and equipment, non-cash asset impairment charges due to unanticipated changes in the business, restructuring related activities, acquisition and integration related costs, debt extinguishment costs, stock-based compensation expense, amortization and depreciation expense, merger and acquisition activity, and other costs that have not yet occurred, are out of our control, or cannot be reasonably predicted. Accordingly, reconciliations of our guidance for Adjusted EBITDA and Adjusted free cash flow are not available without unreasonable effort.
Conference Call
The Company will host a conference call to discuss second quarter 2026 results on April 29, 2026, at 8:30 a.m. Eastern Time (ET). Participants may access the call using the following online registration link: https://register-conf.media-server.com/register/BI6b3185f6af284f9db540033cb9fee2dd. Registrants will receive a confirmation email containing dial in details and a unique conference call code for entry. Phone lines will open at 8:00 a.m. ET on April 29, 2026. A digital replay of the conference call will be available two hours following the call on the Company’s web site at http://investor.greif.com.
Investor Relations contact information
Bill D’Onofrio, Vice President, Corporate Development & Investor Relations, 614-499-7233. Bill.Donofrio@greif.com
About Greif
Founded in 1877, Greif is a global leader in performance packaging located in 35 countries. The company delivers trusted, innovative, and tailored solutions that support some of the world’s most demanding and fastest-growing industries. With a commitment to legendary customer service, operational excellence, and global sustainability, Greif packages life’s essentials – and creates lasting value for its colleagues, customers, and other stakeholders. Learn more about the company’s Customized Polymer, Sustainable Fiber, Durable Metal, and Innovative Closure Solutions at www.greif.com and follow Greif on Instagram and LinkedIn.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied.
Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our global operations subject us to political risks, instability and currency exchange that have affected and could continue to adversely affect our results of operations, including the impacts of ongoing conflicts such as with Iran, (iii) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business and our access to financing and could delay or otherwise disrupt our share repurchase plan, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands and customer preferences, (vii) raw material delays, shortages, price fluctuations, global supply chain disruptions and high inflation may adversely impact our results of operations, (viii) energy and transportation price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) we may encounter difficulties or liabilities arising from acquisitions or divestitures, (x) we may incur additional rationalization costs and product dispositions and there is no guarantee that our efforts to reduce costs will be successful, (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xii) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xiii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiv) our business may be adversely impacted by work stoppages and other labor relations matters, (xv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage and general insurance premium and deductible increases, (xvi) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology (“IT”) and other business systems, (xvii) a cyber-attack, security breach of customer, employee, supplier or company information and data privacy risks and costs of compliance with new regulations may have a material adverse effect on our business, financial condition, results of operations and cash flows, (xviii) we have in the past been and in the future could be subject to changes in our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xix) we have a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations, (xx) changing climate, global climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxi) we may be unable to achieve our greenhouse gas emission reduction target by 2030, (xxii) legislation/regulation related to environmental and health and safety matters could negatively impact our operations and financial performance, (xxiii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, and (xxiv) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws.
The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission.
All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended March 31,		Six months ended March 31,
(in millions, except per share amounts)	2026	2025	2026	2025
Net sales	$1,072.8	$1,078.4	$2,067.6	$2,095.1
Cost of products sold	825.8	829.9	1,618.0	1,647.2
Gross profit	247.0	248.5	449.6	447.9
Selling, general and administrative expenses	191.7	159.9	337.8	320.1
Acquisition and integration related costs	1.4	1.3	2.1	4.1
Restructuring and other charges	15.7	9.1	29.9	12.4
Non-cash asset impairment charges	4.5	17.2	4.7	17.5
(Gain) loss on disposal of properties, plants and equipment, net	(1.7)	0.1	(217.4)	(2.3)
(Gain) loss on disposal of businesses, net	—	0.2	0.5	1.3
Operating profit	35.4	60.7	292.0	94.8
Interest expense, net	10.0	15.5	19.7	31.4
Non-cash pension settlement charges	0.7	—	1.6	—
Debt extinguishment charges	2.5	—	2.5	—
Other (income) expense, net	0.4	0.2	4.8	1.1
Income from continuing operations before income tax (benefit) expense and equity earnings of unconsolidated affiliates, net	21.8	45.0	263.4	62.3
Income tax (benefit) expense	5.9	20.0	64.8	26.8
Equity earnings of unconsolidated affiliates, net of tax	(0.4)	(0.1)	(0.6)	(0.9)
Net income from continuing operations	16.3	25.1	199.2	36.4
Net income (loss) from discontinued operations, net of tax	—	21.3	(2.0)	36.7
Net income	16.3	46.4	197.2	73.1
Net income attributable to noncontrolling interests	(3.7)	(6.5)	(10.0)	(11.2)
Net income attributable to Greif, Inc.	$12.6	$39.9	$187.2	$61.9
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock (continued operations) - basic	$0.22	$0.32	$3.31	$0.44
Class A common stock (discontinued operations) - basic	$—	$0.37	$(0.03)	$0.63
Earnings per Class A common stock - basic	$0.22	$0.69	$3.28	$1.07
Class B common stock (continued operations) - basic	$0.33	$0.48	$4.95	$0.65
Class B common stock (discontinued operations) - basic	$—	$0.55	$(0.05)	$0.95
Earnings per Class B common stock - basic	$0.33	$1.03	$4.90	$1.60
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock (continued operations) - diluted	$0.22	$0.32	$3.27	$0.44
Class A common stock (discontinued operations) - diluted	$—	$0.37	$(0.03)	$0.63
Earnings per Class A common stock - diluted	$0.22	$0.69	$3.24	$1.07
Class B common stock (continued operations) - diluted	$0.33	$0.48	$4.95	$0.65
Class B common stock (discontinued operations) - diluted	$—	$0.55	$(0.05)	$0.95
Earnings per Class B common stock - diluted	$0.33	$1.03	$4.90	$1.60
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	24.7	26.1	25.2	26
Class B common stock	21.5	21.3	21.4	21.3
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	24.7	26.1	25.6	26.0
Class B common stock	21.5	21.3	21.4	21.3

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	March 31, 2026	September 30, 2025
ASSETS
Current assets
Cash and cash equivalents	$286.1	$256.7
Trade accounts receivable	707.1	655.3
Inventories	340.0	336.8
Current assets held for sale	18.4	21.8
Other current assets	212.2	159.8
	1,563.8	1,430.4
Long-term assets
Goodwill	1,693.2	1,696.5
Intangible assets	794.0	840.9
Operating lease right-of-use assets	173.8	186.5
Noncurrent assets held for sale	—	233.5
Other long-term assets	243.8	243.8
	2,904.8	3,201.2
Properties, plants and equipment	1,128.0	1,135.2
	$5,596.6	$5,766.8
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$500.9	$429.6
Short-term borrowings	292.2	287.7
Current portion of long-term debt	12.5	—
Current portion of operating lease liabilities	40.3	43.9
Current liabilities held for sale	—	2.1
Other current liabilities	380.2	366.3
	1,226.1	1,129.6
Long-term liabilities
Long-term debt	701.2	914.8
Operating lease liabilities	134.4	143.9
Other long-term liabilities	461.0	533.8
	1,296.6	1,592.5

Redeemable noncontrolling interests	92.7	92.3
Equity
Total Greif, Inc. equity	2,942.2	2,914.9
Noncontrolling interests	39.0	37.5
Total equity	2,981.2	2,952.4
	$5,596.6	$5,766.8

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS*
UNAUDITED

	Three months ended March 31,		Six months ended March 31,
(in millions)	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16.3	$46.4	$197.2	$73.1
Depreciation, depletion and amortization	57.2	66.4	117.5	133.9
Asset impairments	4.5	17.2	4.7	17.5
Pension settlement charges	0.7	—	1.6	—
Deferred income tax expense (benefit)	(0.9)	(0.6)	(50.8)	(86.1)
Gain on disposal of businesses, net	—	0.2	3.1	1.3
Gain (loss) on disposals of properties, plants and equipment, net	(1.7)	0.1	(217.4)	(2.3)
Other non-cash adjustments to net income	55.5	14.3	67.0	25.7
Debt extinguishment charges	0.7	—	0.7	—
Operating working capital changes	20.1	(30.6)	33.7	(23.4)
Increase (decrease) in cash from changes in other assets and liabilities	(35.8)	9.0	(65.1)	(0.7)
Net cash provided by (used in) operating activities	116.6	122.4	92.2	139.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	(5.3)	—	(5.3)	(1.2)
Purchases of properties, plants and equipment	(56.8)	(38.6)	(89.8)	(81.3)
Proceeds from the sale of properties, plant and equipment and businesses	2.5	2.4	463.4	5.5
Payments for deferred purchase price of acquisitions	—	—	(0.6)	(1.2)
Proceeds from hedging derivatives	—	—	—	22.5
Other	(0.3)	(0.7)	(0.3)	(3.6)
Net cash provided by (used in) investing activities	(59.9)	(36.9)	367.4	(59.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) on long-term debt, net	64.3	(17.8)	(195.6)	33.1
Dividends paid to Greif, Inc. shareholders	(31.8)	(31.2)	(64.3)	(62.4)
Payments for debt extinguishment and issuance costs	(2.8)	—	(2.8)	—
Payments for share repurchases	(19.1)	—	(147.2)	—
Tax withholding payments for stock-based awards	(9.8)	(7.4)	(9.8)	(7.4)
Other	(1.4)	(4.6)	(10.6)	(18.0)
Net cash provided by (used in) financing activities	(0.6)	(61.0)	(430.3)	(54.7)
Effects of exchange rates on cash	(13.5)	34.0	0.1	1.9
Net increase (decrease) in cash and cash equivalents	42.6	58.5	29.4	26.9
Cash and cash equivalents, beginning of period	243.5	184.8	256.7	216.4
Cash and cash equivalents, end of period	$286.1	$243.3	$286.1	$243.3
*Cash flows from Containerboard Business are included in the comparative period

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended March 31,		Six months ended March 31,
(in millions)	2026	2025	2026	2025
Net sales:
Customized Polymer Solutions	$344.8	$322.5	$649.9	$616.9
Durable Metal Solutions	380.4	372.9	735.2	728.8
Sustainable Fiber Solutions	321.8	360.7	633.7	704.7
Innovative Closure Solutions (7)	25.8	22.3	48.8	44.7
Total net sales	$1,072.8	$1,078.4	$2,067.6	$2,095.1
Gross profit:
Customized Polymer Solutions	$74.1	$76.8	$131.9	$135.4
Durable Metal Solutions	89.3	83.8	160.0	152.8
Sustainable Fiber Solutions	71.3	78.1	136.5	142.4
Innovative Closure Solutions	12.3	9.8	21.2	17.3
Total gross profit	$247.0	$248.5	$449.6	$447.9
Operating profit:
Customized Polymer Solutions	$2.5	$17.8	$5.0	$18.9
Durable Metal Solutions	39.0	41.1	71.9	71.6
Sustainable Fiber Solutions	(10.2)	(2.2)	208.3	(1.1)
Innovative Closure Solutions	4.1	4.0	6.8	5.4
Total operating profit	$35.4	$60.7	$292.0	$94.8
Adjusted EBITDA(8):
Customized Polymer Solutions	$45.8	$43.4	$81.3	$71.9
Durable Metal Solutions	61.6	50.0	107.4	86.8
Sustainable Fiber Solutions	40.8	46.3	77.4	75.8
Innovative Closure Solutions	8.6	6.2	13.2	10.2
Total Adjusted EBITDA	$156.8	$145.9	$279.3	$244.7
(7) The Innovative Closure Solutions reportable segment’s total sales, including intersegment sales, was $45.4 million and $38.6 million for the second quarter of 2026 and 2025, respectively. Gross profit margin as a percentage of total sales was 27.1 percent and 25.4 percent for the second quarter of 2026 and 2025, respectively.
(8) Adjusted EBITDA is defined as net income, plus interest expense, net, plus other (income) expense, net, plus non-cash pension settlement charges, plus debt extinguishment charges, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring and other charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, net, plus (gain) loss on disposal of businesses, net, plus other costs.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(9)
UNAUDITED

	Three months ended March 31, 2026
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Innovative Closure Solutions	Consolidated
Operating profit (loss)	2.5	39.0	(10.2)	4.1	35.4
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(0.4)	(0.4)
Plus: Depreciation and amortization expense	25.0	7.6	23.3	1.3	57.2
Plus: Acquisition and integration related costs	0.7	—	—	0.7	1.4
Plus: Restructuring and other charges	3.9	4.6	7.1	0.1	15.7
Plus: Non-cash asset impairment charges	—	—	4.5	—	4.5
Plus: (Gain) loss on disposal of properties, plants and equipment, net	0.4	(2.4)	0.3	—	(1.7)
Plus: Other costs*	13.3	12.8	15.8	2.0	43.9
Adjusted EBITDA	$45.8	$61.6	$40.8	$8.6	$156.8

	Three months ended March 31, 2025
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Innovative Closure Solutions	Consolidated
Operating profit (loss)	17.8	41.1	(2.2)	4.0	60.7
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(0.1)	(0.1)
Plus: Depreciation, depletion and amortization expense	22.9	7.0	25.7	1.5	57.1
Plus: Acquisition and integration related costs	1.3	—	—	—	1.3
Plus: Restructuring and other charges	0.6	0.7	7.6	0.2	9.1
Plus: Non-cash asset impairment charges	0.7	2.1	14.0	0.4	17.2
Plus: (Gain) loss on disposal of properties, plants and equipment, net	0.1	(1.1)	1.1	—	0.1
Plus: (Gain) loss on disposal of businesses, net	—	0.2	—	—	0.2
Plus: Other costs*	—	—	0.1	—	0.1
Adjusted EBITDA	$43.4	$50.0	$46.3	$6.2	$145.9
*includes fiscal year-end change costs, share-based compensation impact of disposals of businesses and special charitable contribution expenses

	Six months ended March 31, 2026
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions	Consolidated
Operating profit	5.0	71.9	208.3	6.8	292.0
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(0.6)	(0.6)
Plus: Depreciation and amortization expense	52.9	15.2	46.7	2.7	117.5
Plus: Acquisition and integration related costs	1.4	—	—	0.7	2.1
Plus: Restructuring and other charges	6.2	8.4	15.1	0.2	29.9
Plus: Non-cash asset impairment charges	—	—	4.7	—	4.7
Plus: (Gain) loss on disposal of properties, plants and equipment, net	0.4	(2.5)	(215.3)	—	(217.4)
Plus: (Gain) loss on disposal of businesses, net	0.5	—	—	—	0.5
Plus: Other costs*	14.9	14.4	17.9	2.2	49.4
Adjusted EBITDA	$81.3	$107.4	$77.4	$13.2	279.3

	Six months ended March 31, 2025
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions	Consolidated
Operating profit (loss)	18.9	71.6	(1.1)	5.4	94.8
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(0.9)	(0.9)
Plus: Depreciation, depletion and amortization expense	45.9	14.2	52.3	3.2	115.6
Plus: Acquisition and integration related costs	4.1	—	—	—	4.1
Plus: Restructuring and other charges	1.7	1.4	9.0	0.3	12.4
Plus: Non-cash asset impairment charges	1.0	2.1	14.0	0.4	17.5
Plus: (Gain) loss on disposal of properties, plants and equipment, net	0.2	(3.9)	1.4	—	(2.3)
Plus: (Gain) loss on disposal of businesses, net	—	1.3	—	—	1.3
Plus: Other costs*	0.1	0.1	0.2	—	0.4
Adjusted EBITDA	$71.9	$86.8	$75.8	$10.2	244.7
*includes fiscal year-end change costs, share-based compensation impact of disposals of businesses and special charitable contribution expenses

(9) Adjusted EBITDA is defined as net income, plus interest expense, net, plus non-cash pension settlement charges, plus debt extinguishment charges, plus other (income) expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring and other charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, net, plus (gain) loss on disposal of businesses, net, plus other costs. However, because the Company does not calculate net income by segment, this table calculates Adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated Adjusted EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Three months ended March 31,		Six months ended March 31,
(in millions)	2026	2025	2026	2025
Net income	$16.3	$25.1	$199.2	$36.4
Plus: Interest expense, net	10.0	15.5	19.7	31.4
Plus: Non-cash pension settlement charges	0.7	—	1.6	—
Plus: Debt extinguishment charges	2.5	—	2.5	—
Plus: Other (income) expense, net	0.4	0.2	4.8	1.1
Plus: Income tax (benefit) expense	5.9	20.0	64.8	26.8
Plus: Equity earnings of unconsolidated affiliates, net of tax	(0.4)	(0.1)	(0.6)	(0.9)
Operating profit	$35.4	$60.7	$292.0	$94.8
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.4)	(0.1)	(0.6)	(0.9)
Plus: Depreciation, depletion and amortization expense	57.2	57.1	117.5	115.6
Plus: Acquisition and integration related costs	1.4	1.3	2.1	4.1
Plus: Restructuring and other charges	15.7	9.1	29.9	12.4
Plus: Non-cash asset impairment charges	4.5	17.2	4.7	17.5
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(1.7)	0.1	(217.4)	(2.3)
Plus: (Gain) loss on disposal of businesses, net	—	0.2	0.5	1.3
Plus: Other costs*	43.9	0.1	49.4	0.4
Adjusted EBITDA	$156.8	$145.9	$279.3	$244.7
*includes fiscal year-end change costs, share-based compensation impact of disposals of businesses and special charitable contribution expenses
GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(10)
UNAUDITED

	Three months ended March 31,		Six months ended March 31,
(in millions)	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$116.6	$122.4	$92.2	$139.0
Cash paid for purchases of properties, plants and equipment	(56.8)	(38.6)	(89.8)	(81.3)
Free cash flow	$59.8	$83.8	$2.4	$57.7
Cash paid for acquisition and integration related costs	1.4	1.2	2.1	2.9
Cash paid for integration related ERP systems and equipment(11)	3.7	1.5	5.7	2.5
Cash paid for taxes related to Containerboard Business divestment	—	—	13.7	—
Cash paid for taxes related to Soterra Assets divestment	100.0	—	100.0	—
Cash paid for other nonrecurring costs(12)	14.4	0.1	14.4	0.1
Adjusted free cash flow	$179.3	$86.6	$138.3	$63.2
(10) Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for integration related ERP systems and equipment, plus cash paid for taxes related to Containerboard Business divestment, plus cash paid for taxes related to Soterra Assets divestment, plus cash paid for other nonrecurring costs. The cash flows from Containerboard Business are included within adjusted free cash flow for the comparative period.
(11) Cash paid for integration related ERP systems and equipment is defined as cash paid for ERP systems and equipment required to bring the acquired facilities to Greif’s standards.
(12) Cash paid for other nonrecurring costs is defined as cash paid for fiscal year-end change costs, cost optimization and debt issuance costs.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE AND TAX RATE EXCLUDING ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax (Benefit) Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Non-Controlling Interest	Net Income (Loss) Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three months ended March 31, 2026	$21.8	$5.9	$(0.4)	$3.7	$12.6	$0.22	27.1%
Acquisition and integration related costs	1.4	0.4	—	—	1.0	0.02
Restructuring and other charges	15.7	3.8	—	0.2	11.7	0.21
Non-cash asset impairment charges	4.5	1.1	—	—	3.4	0.06
(Gain) loss on disposal of properties, plants and equipment, net	(1.7)	(0.3)	—	—	(1.4)	(0.02)
Non-cash pension settlement charges	0.7	0.2	—	—	0.5	0.01
Debt extinguishment charges	2.5	0.6	—	—	1.9	0.03
Other costs*	43.9	10.9	—	—	33.0	0.57
Excluding adjustments	$88.8	$22.6	$(0.4)	$3.9	$62.7	$1.10	25.5%

Three months ended March 31, 2025	$45.0	$20.0	$(0.1)	$6.5	$18.6	$0.32	44.4%
Acquisition and integration related costs	1.3	0.3	—	—	1.0	0.02
Restructuring and other charges	9.1	2.2	—	—	6.9	0.12
Non-cash asset impairment charges	17.2	4.2	—	—	13.0	0.22
(Gain) loss on disposal of properties, plants and equipment, net	0.1	0.1	—	—	—	—
(Gain) loss on disposal of businesses, net	0.2	—	—	—	0.2	—
Other costs*	0.1	—	—	—	0.1	—
Excluding adjustments	$73.0	$26.8	$(0.1)	$6.5	$39.8	$0.68	36.7%

Six months ended March 31, 2026	$263.4	$64.8	$(0.6)	$10.0	$189.2	$3.27	24.6%
Acquisition and integration related costs	2.1	0.5	—	—	1.6	0.03
Restructuring and other charges	29.9	7.2	—	0.2	22.5	0.38
Non-cash asset impairment charges	4.7	1.2	—	—	3.5	0.06
(Gain) loss on disposal of properties, plants and equipment, net	(217.4)	(49.4)	—	—	(168.0)	(2.88)
(Gain) loss on disposal of businesses, net	0.5	0.2	—	—	0.3	0.01
Non-cash pension settlement charges	1.6	0.4	—	—	1.2	0.02
Debt extinguishment charges	2.5	0.6	—	—	1.9	0.03
Other costs*	49.4	12.2	—	—	37.2	0.64
Excluding adjustments	$136.7	$37.7	$(0.6)	$10.2	$89.4	$1.56	27.6%

Six months ended March 31, 2025	$62.3	$26.8	$(0.9)	$11.2	$25.2	$0.44	43.0%
Acquisition and integration related costs	4.1	1.0	—	—	3.1	0.05
Restructuring and other charges	12.4	3.0	—	—	9.4	0.16
Non-cash asset impairment charges	17.5	4.3	—	—	13.2	0.23
(Gain) loss on disposal of properties, plants and equipment, net	(2.3)	(0.5)	—	—	(1.8)	(0.02)
(Gain) loss on disposal of businesses, net	1.3	0.3	—	—	1.0	0.02
Other costs*	0.4	0.1	—	—	0.3	—
Excluding adjustments	$95.7	$35.0	$(0.9)	$11.2	$50.4	$0.88	36.6%
*includes fiscal year-end change costs, share-based compensation impact of disposals of businesses and special charitable contribution expenses
The income‑tax effects of the non‑GAAP reconciling adjustments are calculated using the applicable statutory tax rate for each relevant jurisdiction and may include both current and deferred components, determined in a manner consistent with the nature of each adjustment. Non‑GAAP reconciling adjustments are presented on a gross (pre‑tax) basis, and the related income‑tax effects of those adjustments are disclosed separately from other tax items (e.g., discrete tax benefits or expenses). When a tax item could be viewed as both a discrete tax item and related to a non‑GAAP reconciling adjustment, the Company classifies the item in a single category for the period and does not double‑count the impact.
GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	March 31, 2026	April 30, 2025
Total debt	$1,005.9	$2,775.2
Cash and cash equivalents	(286.1)	(252.7)
Net debt	$719.8	$2,522.5

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
LEVERAGE RATIO
UNAUDITED

Trailing twelve month Credit Agreement EBITDA (in millions)	Trailing Twelve Months Ended 3/31/2026		Trailing Twelve Months Ended 4/30/2025 (13)
Net income	$1,013.1		$238.1
Plus: Interest expense, net	83.5		153.1
Plus: Non-cash pension settlement charge	1.6		—
Plus: Debt extinguishment charges	2.5		—
Plus: Other (income) expense	11.7		1.6
Plus: Income tax (benefit) expense	467.7		86.0
Plus: Equity earnings of unconsolidated affiliates, net of tax	0.6		(2.7)
Operating profit	$1,580.7		$476.1
Less: Equity earnings of unconsolidated affiliates, net of tax	0.6		(2.7)
Plus: Depreciation, depletion and amortization expense	243.7		268.0
Plus: Acquisition and integration related costs	6.2		8.6
Plus: Restructuring and other charges	82.8		23.8
Plus: Non-cash asset impairment charges	25.4		25.3
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(224.6)		(6.9)
Plus: (Gain) loss on disposal of businesses, net	(1,092.9)		(44.6)
Plus: Other costs*	78.7		3.7
Adjusted EBITDA	$699.4		$756.7
Credit Agreement adjustments to EBITDA(14)	(113.0)		(6.5)
Credit Agreement EBITDA	$586.4		$750.2

Adjusted net debt (in millions)	For the Period Ended 3/31/2026		For the Period Ended 4/30/2025
Total debt	$1,005.9		$2,775.2
Cash and cash equivalents	(286.1)		(252.7)
Net debt	$719.8		$2,522.5
Credit Agreement adjustments to debt(15)	(52.2)		(50.1)
Adjusted net debt	$667.6		$2,472.4

Leverage ratio(16)	1.1	x	3.3	x
*includes fiscal year-end change costs, share-based compensation impact of disposals of businesses and special charitable contribution expenses
(13) Represents trailing twelve months amounts as filed in the prior year quarter ended April 30, 2025.
(14) Adjustments to EBITDA are specified by the 2026 Credit Agreement and include certain equity earnings of unconsolidated affiliates, net of tax, certain acquisition savings, deferred financing costs, capitalized interest, income and expense in connection with asset dispositions, and other items.
(15) Adjustments to net debt are specified by the 2026 Credit Agreement and include the European accounts receivable program, letters of credit, and balances for swap contracts and other items.
(16) Leverage ratio is defined as Credit Agreement adjusted net debt divided by Credit Agreement adjusted EBITDA.